Exhibit 10.26

Summary of Verbal Arrangement for Compensation for
Steve Watkins

1.	Annual salary of $110,000, which is payable bi-monthly; and

2.	Benefits and perquisites on the same terms and conditions as available to all employees of Immediatek, Inc. and its subsidiaries.

Exhibit 10.26